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             EXHIBIT 5.1







                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-8 of our report dated January 18, 2000 with respect to the consolidated financial statements of Thermacell Technologies, Inc. and Subsidiary for the years ended September 30, 1999 appearing in its Annual Report (Form 10-KSB) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.



                                              /s/ Cherry, Bekaert & Holland, LLP
                                                  ------------------------------
                                                  CHERRY, BEKAERT & HOLLAND, LLP
                                                  Certified Public Accountants

Clearwater, Florida
February 3, 2000

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